EXHIBIT 23.1

                            CONSENT OF LEGAL COUNSEL

                          STEPHEN A. ZRENDA, JR., P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                              2440 BANK ONE CENTER
                               100 NORTH BROADWAY
                          OKLAHOMA CITY, OKLAHOMA 73102

Telephone: 405.235.2111   Email: Zrendaesq@aol.com     Telecopier: 405. 235.2157
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      We  hereby  consent  to the use of our name in the  Form S-8  registration statement of Power Technology, Inc.

Oklahoma City, Oklahoma                      STEPHEN A. ZRENDA, JR., P.C.
September 29, 2004

                                             By: /s/ Stephen A. Zrenda, Jr.
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                                             Stephen A. Zrenda, Jr.